Exhibit 5.1

November 14, 2005

Plum Creek Timberlands, L.P.

Plum Creek Timber Company, Inc.

999 Third Avenue, Suite 4300

Seattle, Washington  98104

Re:                             Plum Creek Timberlands, L.P. and Plum Creek Timber Company, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Partnership”), and Plum Creek Timber Company, Inc., a Delaware corporation (the “Company” and, together with Partnership, the “Issuers”), in connection with the public offering of $300,000,000 aggregate principal amount of the Partnership’s 5.875% Notes due 2015 (the “Debt Securities”), guaranteed by the Company (the “Guarantees”, together with the Debt Securities, the “Securities”), issuable pursuant to an indenture dated November 14, 2004 (the “Indenture”), among the Partnership, the Company and U.S. Bank National Association, as Trustee (the “Trustee”).  On November 8, 2005, the Issuers entered into a Purchase Agreement, dated November 8, 2005 (the “Purchase Agreement”), with Banc of America Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuers to the Underwriters of the Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(i)                                     the registration statement on Form S-3 (File Nos. 333-118516 and 333-118516-01) of the Company and the Partnership (respectively) relating to the Securities and other securities of the Issuers filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 under the Securities Act, Pre-Effective Amendment No. 1 thereto, and Post-Effective Amendments No. 1 and No. 2 thereto (such registration statements, as so amended and declared effective by the Commission on November 7, 2005, being hereinafter referred to as the “Registration Statement”);

(ii)           the certificates evidencing the Securities;

(iii)          an executed copy of the Indenture;

(iv)          the certificate of William R. Brown, Executive Vice President and Chief Financial Officer of the Company, dated the date hereof, setting forth the terms of the Securities issued under the Indenture;

(v)           an executed copy of the Purchase Agreement;

(vi)          the Agreement of Limited Partnership of the Partnership, as certified by Sheri L. Ward, Assistant Secretary of the Company;

(vii)         the Certificate of Limited Partnership of the Partnership, as certified by the Secretary of State of the State of Delaware;

(viii)        the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware;

(ix)           the Amended and Restated By-laws of the Company, as certified by Sheri L. Ward, Assistant Secretary of the Company; and

(x)            resolutions of the Board of Directors of the Company, adopted on September 30, 2003, as certified by Sheri L. Ward, Assistant Secretary of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuers and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Partnership and the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and  the validity and binding effect thereof on such parties.  We have also assumed that the execution and delivery by the Partnership and the Company of the Indenture, the Debt Securities and the Guarantees, as applicable, and the performance by the Partnership and the Company of their respective obligations thereunder, as applicable, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Partnership or the Company or any of their respective properties is subject, (ii) any law, rule, or regulation to which the Partnership or the Company or any of their properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuers and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a)                                  the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b)                                 we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Securities or any transactions contemplated thereby; and

(c)                                  to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

Our opinions set forth herein are limited to Delaware partnership law, the Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to transactions of the type covered by the Purchase Agreement, the Indenture, and the Securities and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                       The Debt Securities have been duly authorized and executed by the Partnership, and when duly authenticated by the Trustee and issued and delivered by the Partnership against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Debt Securities will constitute valid and binding obligations of the Partnership entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their terms.

2.                                       The Guarantees have been duly authorized by the Company and when the Debt Securities are issued and delivered by the Partnership against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Guarantees will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP